Exhibit 99.1

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of March 5, 2026 by and between Starboard Value and Opportunity Master Fund Ltd, a Cayman Islands exempted company, Starboard Value and Opportunity S LLC, a Delaware limited liability company, Starboard Value and Opportunity Master Fund L LP, a Cayman Islands exempted limited partnership, Starboard Value L LP, a Delaware limited partnership, Starboard Value R GP LLC, a Delaware limited liability company, Starboard X Master Fund Ltd, a Cayman Islands exempted company, Starboard Value LP, a Delaware limited partnership, Starboard Value GP LLC, a Delaware limited liability company, Starboard Principal Co LP, a Delaware limited partnership, Starboard Principal Co GP LLC, a Delaware limited liability company, Jeffrey C. Smith and Peter A. Feld (collectively, the “Existing Members”) and Andrew F. Cates and Dhiren R. Fonseca (the “New Members”).

WHEREAS, the Existing Members are parties to that certain Joint Filing Agreement dated as of July 3, 2025 (the “Agreement”), pursuant to which the Existing Members agreed to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value per share, of Tripadvisor, Inc., a Nevada corporation; and

WHEREAS, the New Members desire to join the group formed by the Existing Members.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.Effective immediately, the New Members are joined as parties to the Agreement.

2.The New Members agree to be bound by the terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

3.This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signature page on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

STARBOARD VALUE LP

By: Starboard Value GP LLC,

its general partner

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

By: Starboard Value LP,

its investment manager

STARBOARD VALUE AND OPPORTUNITY S LLC

By: Starboard Value LP,

its manager

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

By: Starboard Value L LP,

its general partner

STARBOARD VALUE L LP

By: Starboard Value R GP LLC,

its general partner

STARBOARD VALUE R GP LLC

STARBOARD VALUE X MASTER FUND LTD

By: Starboard Value LP,

its investment manager

STARBOARD VALUE GP LLC

By: Starboard Principal Co LP,

its member

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

By:	/s/ Lindsey Cara
	Name:	Lindsey Cara
	Title:	Authorized Signatory

/s/ Lindsey Cara
LINDSEY CARA
As attorney-in-fact for Jeffrey C. Smith and Peter A. Feld

/s/ Andrew F. Cates
ANDREW F. CATES

/s/ Dhiren R. Fonseca
DHIREN R. FONSECA